Exhibit 99.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Sergio Magistri, Chief Executive Officer of InVision Technologies, Inc. (the “Company”), and Ross Mulholland, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.     The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1, (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 14th day of August, 2002.

/s/ Sergio Magistri
Sergio Magistri
Chief Executive Officer

/s/ Ross Mulholland
Ross Mulholland
Chief Financial Officer